EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

                                                                   June 23, 2006

         We consent to incorporation by reference in the Registration Statement No. 33-0146 on Form S-8 of Tompkins Trustco, Inc. of our report dated June 23, 2006, relating to the statement of net assets available for benefits of Tompkins Trustco, Inc. Employee Stock Ownership Plan as of December 31, 2005, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005, and the related supplemental schedule of Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes at End of Year as of December 31, 2005, which appears in the December 31, 2005, Annual Report on Form 11-K of Tompkins Trustco, Inc. Employee Stock Ownership Plan.

                                       /s/  Dannible & McKee, LLP

                                       Dannible & McKee, LLP
                                       Syracuse, New York